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SECOND SIGHT MEDICAL PRODUCTS, INC.

SHAREHOLDERS AGREEMENT

September 5, 2003

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TABLE OF CONTENTS

1.	Registration Rights		1
	1.1	Demand Registration	1
	1.2	Piggyback Registration Rights	2
	1.3	Underwriting Requirements	2
	1.4	Obligations of the Company	3
	1.5	Expenses of Registration	4
	1.6	Indemnification	4
	1.7	Reports Under Exchange Act	6
	1.8	Limitations on Subsequent Registration Rights	7
	1.9	Agreements to Furnish Information	7
	1.10	Termination of Registration Rights	7

2.	Right of First Offer		7

3.	Election of Directors		9
	3.1	Election of Directors	9
	3.2	Removal of Directors and Vacancies	9
	3.3	Successors to Voting Rights	9

4.	Rights of First Refusal and Rights of Co-Sale		9
	4.1	General	9
	4.2	Rights of First Refusal	10
	4.3	Non-Exercise of Rights	11
	4.4	Prohibited Transfers:	11

5.	Assignments and Transfers; No Third-Party Beneficiaries		12

6.	Legend		12

7.	Protective Provisions		13

8.	Termination.		13

9.	Effect of Change in Company's Capital Structure		14

10.	Miscellaneous		14
	10.1	Successors and Assigns	14
	10.2	Governing Law	14
	10.3	Counterparts; Facsimile Signatures	14
	10.4	Titles and Subtitles	14
	10.5	Notices	14
	10.6	Expenses	14
	10.7	Amendments and Waivers	14
	10.8	Effect of Amendment or Waiver	15
	10:9	Severability	15
	10.10	Aggregation of Stock	15
	10.11	Entire Agreement	15
	10.12	Subsequent Closings	15

Schedule A- List of Holders

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SECOND SIGHT MEDICAL PRODUCTS, INC.

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of September 5, 2003, among Second Sight Medical Products, Inc., a California corporation (the "Company"), and the shareholders listed on Schedule A hereto (the "Holders," and each individually a "Holder").

RECITALS

WHEREAS, the Holders have purchased or otherwise acquired shares of the Company's Common Stock, and the Company and the Holders desire to enter into this Agreement to provide registration and subscription rights to the Holders, and to provide certain voting and share transfer requirements regarding the Holders' shares.

NOW, THEREFORE, for good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Registration Rights.

1.1          Demand Registration.

(a)          If the Company receives at any time six (6) months or more after the effective date of a registration statement for an initial public offering of the Company's Common Stock (an "IPO"), a written request from the Holders of a majority of shares of Common Stock held by the Holders, including Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of Common Stock held by the Holders (collectively, "Registrable Securities"), that the Company file a registration statement under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act") covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price would exceed $5,000,000); then the Company will: ·

(i)          within ten (10) days of receipt of the notice, give written notice of the registration request to all Holders; and

(ii)         as soon as practicable and in any event within sixty (60) days of the receipt of such request, file with the Securities and Exchange Commission or any successor organization (the "SEC") a registration statement under the Securities Act covering all Registrable Securities that the Holders request be registered.

(b)          If the Holders that make the registration request (the "Initiating Hplders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request and the Company will include that information in the written notice to the other Holders. The underwriter or underwriters will be selected by the Company with the consent of the holders of a majority of the Registrable Securities (which consent shall not be unreasonably withheld).

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(c)          Notwithstanding the foregoing, if the Company gives the Holders who wish to register their shares a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for the registration statement to be filed and it is essential to defer the filing, the Company may defer the filing for a period of not more than one hundred twenty days (120) after receipt of the request of the Initiating Holders; provided, the Company may not exercise this right more than once in any twelve-month period.

(d)          The Company will not be obligated to effect a registration:

(i)          After the Company has effected one registration pursuant to this Section and the registration has been declared effective; or

(ii)         If the Company intends to file a registration statement that would trigger the Holders' piggyback registration rights under Section 1.2, then from thirty (30) days prior to the Company's estimate of the filing of the registration statement until one hundred eighty (180) days after the effective date of the registration statement, the Company will not be required to effect a demand registration as long as the Company is using its best efforts to cause the registration statement to become effective.

1.2           Piggyback Registration Rights. If the Company proposes to register any of its securities or those of Company shareholders in a public offering (other than a registration statement for an employee benefit plan or to register stock to be issued as consideration in an acquisition), the Company will promptly give each Holder written notice of the intended registration. Upon the written request of each Holder given within ten (10) days after receipt of the written notice by the Company, the Company will cause to be registered all of the Registrable Securities that each such Holder has requested be registered. If a Holder decides not to include all of its Registrable Securities in the registration statement filed by the Company, the Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or statements that may be filed by the Company.

1.3           Underwriting Requirements. In connection with any offering involving an underwriting, the Company will not be required to include any of the Holders' securities in such underwriting unless the Holders enter into an underwriting agreement, in reasonable and customary form, agreed upon between the Company, the underwriters and the holders of a majority of the Registrable Securities to be registered. If the amount of securities the Holders want to include in the offering exceeds the amount the underwriters reasonably believe is compatible with the success of the offering, then the Company will be required to include only those Registrable Securities the underwriters believe will not jeopardize the success of the offering. In no event will the amount of securities of the Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is an IPO in which case the Holders' shares may be excluded if the underwriters make the determination described above and no other shareholder's securities are included. If Holders' shares are excluded from the offering, they will be excluded pro rata among the Holders based on their holdings relative to all Holders and as may otherwise be required by the underwriters based on the underwriters' assessment of market conditions. Any Holder of Registrable Securities that is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such persons will be deemed a single "selling shareholder," and any pro rata reduction will be based upon the amount of Registrable Securities owned by all entities and individuals included in such "selling shareholder."

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1.4           Obligations of the Company. Whenever required to register any Registrable Securities, the Company will as expeditiously as reasonably possible:

(a)          Prepare and file with the SEC a registration statement for the Registrable Securities and use its best efforts to cause the registration statement to become effective, and keep the registration statement effective for one hundred eighty (180) days or until the distribution contemplated in the registration statement has been completed, if a shorter period (the "Effectiveness Period"); provided that (i) the Effectiveness Period will be extended for a period of time equal to the period the Holder refrains from selling any securities at the request of an underwriter; and (ii) in the case of any registration on Form S-3, the Effectiveness Period will be extended until all Registrable Securities covered by the registration statement are sold. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to the registration statement due to material corporate events that have not been publicly disclosed and as to which the Company believes public disclosure will be prejudicial, the Company may suspend the use of the prospectus for up to thirty days (30) by written notice to each Holder of Registrable Securities covered by the registration statement, to the effect of the foregoing and the Holders will not sell Registrable Securities covered by the registration during the suspension, other than in transactions exempt from registration.

(b)          Prepare and file with the SEC amendments and supplements to the registration statement and the related prospectus as may be necessary to comply with the Securities Act.

(c)          Furnish to the Holders as many copies of the prospectus, including a preliminary prospectus, any amendment or supplement and the registration statement, as they may request to facilitate the sale of the Registrable Securities.

(d)          Use its best efforts to register and qualify the securities covered by the registration statement under the state securities laws requested by the Holders.

(e)          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement.

(f)          Notify each Holder of Registrable Securities covered by the registration statement of any event which causes the prospectus to have an untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements therein not misleading, and prepare and furnish to each Holder as many copies as the Holder reasonably requests of a supplement or an amendment to the prospectus so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact.

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(g)          Cause all Registrable Securities registered to be listed on each exchange or quotation system on which securities issued by the Company are listed.

(h)          Use its best efforts to furnish, at the request of any Holder, and prior to the sale of the securities, (i) an opinion of the counsel representing the Company in the registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders, and (ii) a letter from the independent accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters, addressed to the underwriters, if any, and to the Holders requesting registration ofRegistrable Securities.

(i)          Permit a single law firm designated as selling shareholders' counsel by the holders of a majority of the Registrable Securities to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document to which such counsel reasonably objects.

(j)          Cause the Company's officers, directors and independent accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant for such Holder, in connection with the registration.

(k)          Otherwise use its best efforts to comply with all applicable SEC rules.

1.5          Expenses of Registration. All registration expenses (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits required by any such registration) will be borne by the Company. All underwriting discounts and selling commissions applicable to the sale of the Holders' securities will be borne by the Holders of the securities registered, pro rata on the basis of the number of shares registered.

1.6          Indemnification. In the event Registrable Securities are included in a registration statement:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers, directors, partners, members, controlling person and legal counsel of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter·within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state securities laws, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated, or necessary to make the statements not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, or the Exchange Act or any state securities law; and the Company will reimburse, as incurred, each Holder, officer, director, partner, member, legal counsel, underwriter or controlling person, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that notwithstanding anything to the contrary contained herein, the indemnification: (i) will not apply to a claim by a Holder, officer, director, partner, member, legal counsel, underwriter or controlling person arising out of or based upon a Violation which occurs in reliance on information furnished in writing to the Company by such person expressly for use in connection with the registration statement; and (ii) will not be available to the extent a claim is based on a failure of such person to deliver the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company.

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(b)          To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any officer, director or controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities Goint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state securities laws insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse, as incurred any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld, delayed or conditioned; provided further, that, in no event will any indemnity under this Section exceed the aggregate proceeds (net of commissions) from the sale of the Registrable Securities received by such Holder from the shares sold by such Holder in the offering in question.

(c)          Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party will confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent will not adversely affect the right of any indemnified party to indemnification.

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(d)          If the indemnification provided for in this Section is held by a court to be unavailable to an indemnified party, then the indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability; claim, damage, or expense as well as any other relevant equitaqle considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the liability of each Holder under this Section will be limited to an amount equal to the aggregate proceeds (net of commissions) from the sale of the Registrable Securities received by such Holder from the shares sold by such Holder in the offering in question, except in the case of fraud by such Holder.

(e)          To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing, the provisions in the underwriting agreement will control.

(f)          The obligations of the Company and Holders under this Section will survive the completion of any offering of Registrable Securities and any termination of this Agreement.

1.7           Reports Under Exchange Act. To make available the benefits ofRule 144 under the Securities Act and permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)          make and keep public information available at all times after ninety (90) days after the effective date of the first registration statement filed by the Company;

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(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, if such reports or documents are not publicly available, and (iii) such other information as may be reasonably requested.

1.8           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, except as permitted by Section 10.7 or 10.12, the Company will not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include securities in any registration unless the inclusion will not reduce the Registrable Securities of the Holders included in the registration or (b) demand registration which could result in a registration statement being declared effective prior to one requested by the Holders.

1.9           Agreements to Furnish Information. Each Holder will furnish the Company information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the securities as required to register the Holder's Registrable Securities.

1.10         Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.1 or 1.2 hereof shall terminate on the earlier of (i) on such date two years or more after the closing of the Company's IPO as all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, (ii) at such time as a Holder owns less than two percent (2%) of the outstanding stock of the Company (unless in combination with other Holders seeking registration of their shares under this Agreement, the total shares requested by such Holders to be registered is two percent (2%) or more of the outstanding stock of the Company), (iii) the expiration of five (5) years after the Company's IPO, or (iv) the closing of an acquisition of the Registrable Securities in exchange for publicly traded stock of another entity.

2.          Right of First Offer. The Company hereby grants to each Accredited Holder (as defined below) a right of first offer with respect to sales by the Company of its Equity Securities (as defined below). An "Accredited Holder" is any Holder who, at the time the Company offers Equity Securities, (a) holds 10,000 or more shares of the Company's Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) and (b) is an "accredited investor" as defined in the Securities Act or regulations thereunder, which the Company may verify to its satisfaction through a questionnaire or similar means. "Equity Securities" means any shares of, or securities convertible into or exercisable for any shares of, any class of Company capital stock. Each time the Company proposes to offer EquitY Securities, the Company will first offer such securities to each Accredited Holder in accordance with the following provisions:

(a)          The Company will deliver a written notice to the Accredited Holders stating (i) the Company's intention to offer Equity Securities, (ii) the number of Equity Securities to be offered, and (iii) the price and terms upon which the Company proposes to offer the Equity Securities.

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(b)          Within twenty (20) days after receipt of the notice, each Accredited Holder may elect in writing to purchase, at the price and on the terms specified in the notice, Equity Securities equal to the proportion that the number of Registrable Securities held by such Accredited Holder bears to the total number of Registrable Securities held by all Accredited Holders. The Company will promptly inform in writing each Accredited Holder that elects to purchase all the shares available to it (a "Fully-Exercising Holder") of any other Accredited Holder's failure to do likewise. D!:!!ip_gjhten-_<19:y_ _p Ijod commencing after r ceipt of such information, each Fully-Exercising Holder will be entitled to elect in writing to purchase that portion of the Equity Securities the Accredited Holders were entitled to purchase but did not elect fo purchase iqual to the proportion that the number ·ofRegistrable Securities held by such Fulfy ExerCising Holder. bears to the total number of Registrable Securities held by- all Fully-Exercising Hold rs who wish to purchase unsubscribed shares.

(c)          Ifthe Accredited Holders do not timely elect to purchase all of the offered Equity Securities, the Company may, during the one hu,ndred twenty (120) day period following the expiration of the subscription period in· Section 2(b), offer the unsubscribed Equity Securities to any person or persons at a price not less than _and on terms no more favorable to the offeree than those specified in the original'offering notice given to the Accredited Holders. If the Company does not enter into an agreement for the sale of the Equity Securities within the one hundred twenty (120) day period, or if the agreement is not consummated within sixty (60) days of its execution, the right of first offer will be revived and the Equity Securities will not be offered unless first reoffered to the Accredited Holders in accordance with Section 2(b).

(d)          The right of first offer does not apply to:

(i)          up to 960,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

(ii)         up to 823,530 shares of Common Stock that may be sold to other investors after the investment in the Company by Versant Venture Capital II, L.P., a Delaware limited partnership, Versant Affiliates Fund II-A, L.P., a Delaware limited partnership, Versant Side Fund II, L.P., a Delaware limited partnership or funds managed by the foregoing entities (collectively, "Versant"), as permitted by the Common Stock Purchase Agreement between the Company and Versant (and only such number of the 823,530 shares as are sold within the 90 days permitted by the Versant Common Stock Purchase Agreement);

(iii)        shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

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(iv)        any Equity Securities issued to a lender as an adjunct to an equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial institution and approved by the Board of Directors; and

(v)         any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

3.             Election of Directors.

3.1           Election of Directors. The Holders agree, at all times prior to an IPO, to vote all securities of the Company that they legally or beneficially own at any time so that the Company's Board of Directors will consist of five (5) directors, with one director selected by Versant (which director will initially be William Link), and four directors elected by a general vote of the Company's shareholders, excluding Versant (which four directors will initially be Robert Greenberg, Alfred Mann, Aaron Mendelsohn and Samuel Williams). If, after the date hereof, a party or group of affiliated parties (which for purposes ofthis Agreement means entities under common management or control) invests $7 million or more in newly issued equity purchased from the Company, such party or group of affiliated parties will, with the consent of the Board, be entitled to select a director to serve on the Board of Directors, and the size of the Board will be increased to six (6). Such party or parties will not be entitled to elect any directors other than their one designee, unless agreed to by Versant and the holders of a majority of shares covered by this Agreement other than Versant.

3.2           Removal of Directors and Vacancies. Any party who under Section3.1 has the right to select a director, will also have the right to remove such director and replace him or her with another candidate of the party's choice, or to replace him or her with a candidate of the party's choice in the event the director previously chosen by such party resigns or is unable to serve as a director. All Holders agree to vote to effect the choice of the party who has the right to remove and replace a director. Each Holder agrees that it will be subject to court order to specifically perform the voting obligations under this Agreement as required by this Section 3.

3.3           Successors to Voting Rights. Any party or group of affiliated parties to whom 80% or more ofVersant's initial holdings are transferred, will assume Versant's rights to appoint a director, unless such party or parties are in a related business to the Company's in which case the transferee or transferees will not assume Versant's right to appoint a director unless approved by a majority of the Board of Directors (excluding the Versant director). In the event au insufficient number of shares are transferred to give the transferee the right to select a director, or in the event the transferee is in a related business to the Company's and the Board does not approve allowing the transferee to appoint a director, the Board of Directors will remain at the same number of directors, but the spot previously reserved for Versant will be filled as permitted by law by the general vote of all shareholders.

4.             Rights of First Refusal and Rights of Co-Sale.

4.1           General. Each Holder agrees not to make any sale, transfer or other disposition of all or any portion of the Equity Securities unless (a) the disposition will not require registration under the Securities Act (in which case the Company may require an opinion of counsel to the

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Bolder to that effect), and (b) the Holder complies with the requirements of this Section 4. Notwithstanding the foregoing, a Holder does not need to comply with (b) in the case of Cii a partnership transferring shares to. its partners or former partners in accordance with partnership interests, (ii) a corporation transferring shares to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring shares to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring shares to the Holder's family member or trust for the benefit of an individual Holder or the Holder's family, (v) a Holder transferring shares to an affiliate, (vi) a pledge of shares in a loan transaction that creates a mere security. interest, (vii) a gift of shares to a non-profit for charitable purposes, (viii) the sale or transfer of less than $?0,000 of a Holder's shares per year (calculated based on a per share stock value which shall be the higher of (1) the fair market value of the Company's Common Stock on the date of sale or transfer or (2) the price per share of the Common Stock paid in the sale transaction, provided, sales or transfers pursuant to (i) through (vii) above shall excluded from this subsection (viii)), (ix) the sale of shares to the Company by an employee, consultant, director or other service provider at the lower of the original purchase price or the then fair market value in connection with the obligation to sell back unvested shares upon such person's cessation of service or (ix) Sight Enterprises, LLC transferring all or any portion of its shares to Steinmauer Plus Corporation BVI, a British Virgin Islands corporation, pursuant to an obligation to do so under an option agreement outstanding as of the date hereof. In the event of any sale, transfer or "t other disposition of a Holders' shares to a party other than the Company, the transferee must agree in writing to be bound by this Agreement to the same extent as if the transferee were an original Holder.

4.2         Rights of First Refusal.

(a)         If at any time a Holder (the "Selling Holder") proposes to sell or otherwise transfer any Equity Securities now owned or subsequently acquired to one or more third parties, the Selling Holder will give the Company written notice thereof. The notice must include (i) a description of the securities to be transferred ("Offered Shares"), (ii) the prospective transferees, and (iii) the price and other terms of the transfer. The notice must also include a copy of any written proposal or agreement relating to the transfer.

(b)         Company's Option. The Company will have an option for a period of five (5) days from receipt of the notice to elect to purchase the Offered ·shares at the same price and terms in the notice. The Company may elect to purchase all (or a portion of) the Offered Shares by notifying the Holder in writing before expiration of the five (5) days. If the Company gives the Holder notice that it will purchase the shares, payment for the shares will be by check or wire transfer against delivery of the shares no later than forty-five (45) days after the Company's receipt of the notice. If the Company does not elect to purchase all of the Offered Shares within the five (5) day period, the Offered Shares the Company does not elect to purchase will be subject to the Accredited Holders' purchase option below.

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(c)         Accredited Holders' Option. If the Company does not timely elect to purchase all of the Offered Shares, the Selling Holder will give each Accredited Holder (other than the Selling Holder) written notice identifying the Offered Shares which the Company declined to purchase and containing the other information the Selling Holder was required to provide in its notice to the Company under Section 3.1(a). ,The Accredited Holders will have ten (10) days from receipt of the notice to elect to purchase their respective pro rata shares of the remaining Offered Shares at the same price and terms in the notice. Each Accredited Holder may exercise the option and purchase all or any portion of its pro rata share by notifying the seller and the Company in writing before expiration of the ten (10) day period as to the number of such shares it wishes to purchase. Each Accredited Holder's pro rata share of the remaining Offered Shares will be a fraction of the remaining Offered Shares, of which the number of shares of the Company's Common Stock owned by such Holder will be the numerator and the total number of shares of the Company's Common Stock owned by all Accredited Holders (other than the Selling Holder) will be the denominator. Each Accredited Holder will have a right of reallotment such that, if any other Accredited Holder fails to exercise the right to purchase its full pro rata share of the remaining Offered Shares, the Company will promptly so notify the other participating Accredited Holders and they may exercise in writing by notifying the Company and the Selling Holder within five (5) days of receiving the reallotment notice an additional right to purchase, on a pro rata basis, the remaining shares the other Accredited Holders did not timely elect to purchase. If an Accredited Holder timely gives notice that it desires to purchase Offered Shares, payment to the Selling Holder will be by check or wire transfer against delivery of the shares no later than forty-five (45) days after the Accredited Holder's receipt of the notice original notice from the Selling Holder.

(d)          Valuation ofProperty. If the proposed sale price of the Offered Shares is payable in property other than cash, the Company (or the Accredited Holders) will have the right to pay the purchase price in cash equal to the value of the property. If the Selling Holder and the Company (or the Accredited Holders) cannot agree on the cash value, the valuation will be made by an appraiser of recognized standing selected by the Selling Holder and the Company (or the Accredited Holders) or, if they cannot agree on an appraiser, each will select an appraiser and the two appraisers will designate a third appraiser, whose appraisal will be determinative. The cost of such appraisal will be shared equally by the Selling Holder and the Company (or the Accredited Holders). Any cost to the Accredited Holders will be borne pro rata by each based on the number of shares each Holder is interested in purchasing.

4.3           Non-Exercise of Rights. To the extent the Company and the Accredited Holders have not timely exercised their rights to purchase the Offered Shares, the Selling Holder will have a period of sixty Q}jays from the expiration of such rights in which to sell the Offered Shares to the proposed purchaser at a purchase price and on other terms no more favorable than those specified in the original sale notice sent by the Selling Holder. If the Selling Holder does not complete the sale within the sixty (60) day period, the Company's and the Accredited Holders' purchase rights will be revived and the Selling Holder will have to go through the notice procedures again if it proposes to sell shares. The exercise or non-exercise of the rights of the Company and the Accredited Holders with respect to a proposed sale by a Selling Holder will not adversely affect their rights to make subsequent purchases from a Selling Holder.

4.4           Prohibited Transfers. Any attempt by a Holder to sell or otherwise transfer Equity Securities in violation of this Section 4 will be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such securities without the written consent of the Holders of a majority of the Company's capital stock.

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5.          Assignments and Transfers; No Third-Party Beneficiaries. This· Agreement and the rights and obligations of the parties hereunder will inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Holders hereunder will only be assigned to a transferee of the Holder's shares if the Holder complies wjth the transfer restrictions and procedures hereunder, and the transferee agrees in writing to be bound by this Agreement by signing a counterpart signature page hereto or a separate document agreeing to be bound.

6.          Legend.

(a)          Each existing or replacement certificate representing shares of stock held by the Holders or their transferees will be stamped or otherwise imprinted with legends substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT AMONG THE COMPANY AND ITS SHAREHOLDERS WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING AND TRANSFER OF THE SHARES REPRESENTED HEREBY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)          The Company will be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its IPO and the Holder has presented evidence satisfactory to the Company of compliance with Rule 144 or the Holder will have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(c)          Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities will be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

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7.          Protective Provisions. The Company will not, without first obtaining the approval (whether by vote or written consent) of the holders of at least sixty-six and two-thirds percent (66%) of the Company's capital stock then held by the Holders, take any action that:

(a)          effects a sale of all or substantially all of the Company's assets or a merger, sale of outstanding capital stock or other corporate transaction or series of related transactions where the shareholders of the Company before such transaction or series of related transactions hold less than fifty percent (50%) of the shares of the surviving entity;

(b)          creates (by amendment to the articles of incorporation, merger, reclassification, recapitalization or otherwise) any new class or series of shares or any other securities convertible into equity securities of the Company having rights, preferences or privileges semor m any respect to the Common Stock;

(c)          increases or decreases (whether by amendment to the articles of incorporation, merger, reclassification, recapitalization or otherwise) the total number of authorized shares of Common Stock;

(d)          results in the redemption, retirement, or purchase of the Company of any shares of Common Stock or other securities of the Company (other than from consultants, advisors, employees or directors pursuant to agreements under which the Company has the option to repurchase unvested shares of Common Stock from them at the lower of the purchase price paid or the then current fair market value); or

(e)          permits a subsidiary of the Company to sell securities to a third party.

8.          Termination. Except with respect to Section 1 hereof, which shall terminate pursuant to Section 1.10 hereof, this Agreement will continue in full force and effect from the date hereof through the earliest of the following dates, on which date it will terminate in its entirety:

(a)          the date of the closing of an IPO;

(b)          ten (10) years from the date ofthis Agreement;

(c)          the date of the closing of a sale of all or substantially all of the Company's assets or a merger, reorganization or consolidation whereby shareholders of the Company prior to the merger, reorganization or consolidation do not own fifty percent (50%) of the voting securities after the merger, reorganization or consolidation (other than a merger for the sole purpose of which is to change the state of incorporation or the sale of the Company's securities for cash in an equity financing ofthe Company); or

(d)          the date as of which the parties hereto terminate this Agreement by written consent of the Holders of sixty-six and two-thirds percent (66%) of the Company's Common Stock (which must in any event include Versant).

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9.          Effect of Change in Company's Capital Structure. Appropriate adjustments will be made in the number and class of shares in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

10.         Miscellaneous.

10.1         Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2         Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

10.3         Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties.

10.4         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5         Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company and to their Holders at their respective addresses as set forth herein or at such other address or electronic mail address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

10.6         Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.7         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, the Holders, and the Company.

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10.8         Effect of Amendment or Waiver. Each Holder acknowledges that by the operation of Section 10.7 hereof, the holders of more than sixty-six and two-thirds percent (66%) of the Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

10.9         Severability. If any provision or set of provisions of this Agreement (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision will be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision will be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement will be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

10.10         Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of affiliates of a Holder, transferees and assignees of a partnership or limited liability company who are partners or retired partners of such partnership or members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Registrable Securities by gift, will or intestate succession) will be aggregated together and with the partnership or limited liability company, as the case may be.

10.11         Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

10.12         Subsequent Closings. In the event that the Company completes subsequent sales of up to 823,530 shares of Common Stock as permitted by the terms of the Common Stock Purchase Agreement pursuant to which Versant purchased shares of the Company's Common Stock, any holder of such shares of Common Stock will be deemed a Holder with all of the rights of a Holder under this Agreement; provided, that as a condition thereto such Holder signs a counterpart signature page to this Agreement. Schedule A will be amended and dated to reflect the admission of any such party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By

Address

Facsimile
E-mail

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HOLDERS:

VERSANT VENTURE CAPITAL II, L.P.

By:

By:

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